                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                               (Rule 14a - 101)

         Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the registrant X
Filed by a party other than the registrant
                                           ---

Check the appropriate box:
     Preliminary proxy statement
---
 X   Definitive proxy statement
---
     Definitive additional materials
---
     Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
---
     Confidential, for use of the Commission only (as permitted by Rule --- 14a-6(e)(2))

                     INDUSTRI-MATEMATIK INTERNATIONAL CORP.
                (Name of Registrant as Specified in Its Charter)


(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of filing fee (Check the appropriate box):

   X    No fee required.
  ---
        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
  ---   and 0-11.

  (1)   Title of each class of securities to which transaction applies:

  (2)   Aggregate number of securities to which transactions applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

  (4)   Proposed maximum aggregate value of transaction:

  (5)   Total fee paid:

        Fee paid previously with preliminary materials.
  ---
  ---   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)   Amount previously paid:

  (2)   Form, schedule of registration statement no.:

  (3)   Filing party:

  (4)   Date filed:
                    ------------

                                     [LOGO]

                                     [LOGO]

                     INDUSTRI-MATEMATIK INTERNATIONAL CORP.

                           KUNGSGATAN 12-14, BOX 7733
                            103 95 STOCKHOLM, SWEDEN

                            ------------------------

                         NOTICE OF 1997 ANNUAL MEETING

                             ---------------------

    Please take notice that the Annual Meeting of the Shareholders of Industri-Matematik International Corp., a Delaware corporation ("Company"), will be held on October 9, 1997, at 2:00 p.m., local time, at the Grand Hyatt New York, Park Avenue at Grand Central Station, New York, New York for the following purposes:

    (1) To elect five directors to serve for one-year terms;

    (2) To approve the Company's 1997 Employee Stock Purchase Plan;

    (3) To ratify the appointment of Ohrlings Coopers & Lybrand AB as the Company's independent public accountants for the fiscal year ending April 30, 1998; and

    (4) To transact such other business as may properly come before the meeting.

    Shareholders of record at the close of business on August 13, 1997, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

                                          By Order of the Board of Directors,

                                          Lars-Goran Peterson,
                                          SECRETARY

Stockholm, Sweden
August 28, 1997

IMPORTANT: PLEASE COMPLETE, DATE, SIGN, AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                                     [LOGO]

                     INDUSTRI-MATEMATIK INTERNATIONAL CORP.
                           KUNGSGATAN 12-14, BOX 7733
                            103 95 STOCKHOLM, SWEDEN

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Industri-Matematik International Corp. ("IMI" or "Company") for the Annual Meeting of Shareholders of the Company to be held on October 9, 1997, at 2:00 p.m., local time, at the Grand Hyatt New York, Park Avenue at Grand Central Station, New York, New York ("Annual Meeting"). The Company's Annual Report for the fiscal year ended April 30, 1997, a Notice of 1997 Annual Meeting, and a Proxy accompany this Proxy Statement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it, by presenting at the Annual Meeting a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. The Company's executive offices are located at Kungsgatan 12-14, 103 95 Stockholm, Sweden.

    Only holders of Common Stock on August 13, 1997, the record date for the Annual Meeting, are entitled to vote at the Annual Meeting. On that date, the Company had outstanding 15,853,312 shares of Common Stock, all of which are entitled to vote on all matters to be acted upon at the Annual Meeting, and 12,088,200 shares of Class B Common Stock, none of which are entitled to vote. Each holder of Common Stock is entitled to one vote for each share of Common Stock held by him or her.

    The date of this Proxy Statement is August 28, 1997, the approximate date on which the Company's Annual Report, this Proxy Statement, the Notice of 1997 Annual Meeting, and Proxy are being sent to shareholders.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

    IMI has a five member Board of Directors. At the 1997 Annual Meeting all five directors are to be elected to terms expiring at the 1998 Annual Meeting or until their successors are duly elected and qualified.

    The Board of Directors of the Company has nominated each of the current directors, Stig G. Durlow, Jeffrey A. Harris, William H. Janeway, Martin Leimdorfer, and Geoffrey W. Squire, to be elected at the Annual Meeting. The proxy holders intend to vote each proxy received by them for the election of the named nominees unless otherwise instructed on the proxy card. The Company is not aware of any circumstances which will cause any nominee to be unable or to decline to serve as a director. In the event that a nominee for director becomes unavailable, unable to serve, or declines to serve, it is intended that votes pursuant to the proxies will be cast for such substitute nominee as may be nominated by the Board of Directors.

    If a quorum is present or represented at the Annual Meeting, the affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required to elect each director, provided that abstentions and shares held by brokers that are present or represented but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining the quorum but will have no effect on the vote.

    The following table sets forth the names and ages of the current directors, each of whom is also a nominee for director, and the year during which each individual began serving as a director of the Company.

                                                                                                        SERVED AS DIRECTOR
                                                                                               AGE      OF THE COMPANY FROM
                                                                                               ---      -------------------
Stig G. Durlow...........................................................................          47             1996
Jeffrey A. Harris........................................................................          41             1995
William H. Janeway.......................................................................          54             1995
Martin Leimdorfer........................................................................          61             1995
Geoffrey W. Squire.......................................................................          50             1996

    Set forth below are biographical summaries of the directors, including descriptions of their principal occupations. (References to IMAB are to Industri-Matematik AB, a Swedish corporation formed in 1967 which is a predecessor to, and now a subsidiary of, the Company.)

    Stig G. Durlow joined IMAB as Vice President, Nordic Operations in 1994 and in February 1995, was elected President and Chief Executive Officer initially of IMAB, and on formation of the Company on May 1, 1995, of the Company. Mr. Durlow has served as a director of the Company and as Chairman of the Board since May 1996. Mr. Durlow started his professional career at IBM Sweden in 1974 as a Systems Engineer. Prior to joining the Company, Mr. Durlow held various IBM sales and marketing positions in Sweden. In 1991 he became the Director of Systems Strategies for IBM Europe in Paris and thereafter he was responsible for the Industrial Sector for IBM in the Nordic countries as well as for the Public Sector for IBM in Sweden. Mr. Durlow is a member of the Compensation Committee.

    Jeffrey A. Harris has served as a director of IMAB since 1991 and as a director of the Company since its formation in 1995. Mr. Harris has been a Managing Director of E.M. Warburg, Pincus & Co., LLC ("E.M. Warburg") since 1988, where he has been employed since 1983. Mr. Harris is a director of Newfield Exploration Company, Comcast UK Cable Partners Limited, Knoll, Inc., ECsoft Group plc, and several privately held companies. Mr. Harris is a member of the Audit Committee and the Compensation Committee.

    William H. Janeway has served as a director of IMAB since 1991 and of the Company since its formation in May 1995. Mr. Janeway has been a Managing Director of E.M. Warburg since 1988 and is Head of the High Technology Group. Mr. Janeway is a director of BEA Systems, Inc., ECsoft Group plc, Maxis, Inc., Vanstar Corporation, Veritas Software Inc., Zilog, Inc., and several privately held companies.

    Martin Leimdorfer founded IMAB in 1967. Dr. Leimdorfer was President and Chief Executive Officer of IMAB from 1967 to 1995. He has been a director of IMAB since its formation and a director of the Company since its formation in 1995. Dr. Leimdorfer is a member of the Royal Swedish Academy of Engineering Sciences and serves on the boards of the Swedish Trade Council and the Swedish Institute for Industrial and Economics Research. Dr. Leimdorfer is a member of the Audit Committee and the Compensation Committee.

    Geoffrey W. Squire has served as a director of IMAB since 1994 and as a director of the Company since May 1996. Mr. Squire is a director and the Executive Vice President for Worldwide Operations of Veritas Software Corporation, a storage management software company. Mr. Squire served at various positions at Oracle Corporation from 1984, eventually being appointed in 1992 to Oracle's five-person Executive Committee with responsibility as Chief Executive, International Operations. Mr. Squire was the

Chief Executive Officer of OpenVision Technologies, Inc. from July, 1995, through April, 1997, when it merged with Veritas Software Corporation. Mr. Squire has sat on the Council of the United Kingdom Computing Services and Software Association since 1990. In 1995, Mr. Squire was elected as the founding President of the European Information Services Association. Mr. Squire is a member of the Audit Committee.

    There is no family relationship between any director or executive officer of the Company. During the 1997 fiscal year, the Board of Directors held a total of four meetings, and with the exception of Mr. Squire, who missed two meetings, and Mr. Janeway, who missed one meeting, all directors attended all of the meetings.

                           COMPENSATION OF DIRECTORS

    Non-employee directors are paid $10,000 per year plus $1,000 for each board meeting they attend. The Company does not pay additional amounts for committee participation. All directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending the meetings of the Board of Directors and committees thereof. Non-employee directors are eligible to receive non-statutory options under the Company's Stock Option Plan.

                                   COMMITTEES

    The Audit Committee consists of Messrs. Harris and Squire and Dr. Leimdorfer. The Audit Committee, among other things, reviews the internally prepared quarterly and annual financial statements, makes recommendations to the Board of Directors regarding the selection of independent public accountants, and reviews the result and scope of the audit and other services provided by the Company's independent public accountants. Prior to May 1996, the Company's Board of Directors undertook the responsibilities of the Audit Committee. The Compensation Committee, which consists of Messrs. Durlow and Harris and Dr. Leimdorfer, administers the Company's Stock Option Plan and Restricted Stock Program and makes recommendations concerning salaries and incentive compensation for executive officers of the Company. The Audit Committee and Compensation Committee each met on an informal basis at various times during the last fiscal year.

    The Company does not have a Nominating Committee, and nominations for directors are made by the entire Board of Directors.

           COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

    During the last fiscal year, Mr. Durlow, the President, Chairman, and Chief Executive Officer of the Company, was a member of the Compensation Committee. Mr. Durlow took no part in any recommendation made by the Compensation Committee to the Board of Directors concerning himself. During the last fiscal year, Mr. Harris, a former Secretary of the Company, and Dr. Leimdorfer, a former President of the Company, were also members of the Compensation Committee. Dr. Leimdorfer also had a consulting arrangement with the Company in fiscal 1997. See "Certain Transactions."

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table contains information regarding the ownership of the Common Stock of the Company as of August 13, 1997, by all persons who, to the knowledge of the Company, were the beneficial owners of 5% or more of the outstanding shares of Common Stock of the Company, each director of the Company, each of the executive officers named in the Summary Compensation Table on page 6, and all current directors and executive officers of the Company as a group:

    [Except as otherwise provided in the footnotes, the mailing address of each of the persons named below is Kungsgatan 12-14, Box 7733, 103 95 Stockholm, Sweden.]

                                                                                             NUMBER OF
                                                                                               SHARES
                                                                                            BENEFICIALLY  PERCENT OF
NAME OF BENEFICIAL OWNER                                                                     OWNED (1)       CLASS
------------------------------------------------------------------------------------------  ------------  -----------
Stig G. Durlow (2)........................................................................       580,000         3.6
Jeffrey A. Harris (3)(4)..................................................................     8,619,401        49.0
William H. Janeway (3)(4).................................................................     8,619,401        49.0
Carl Joelsson (2).........................................................................        36,000           *
Martin Leimdorfer.........................................................................     3,067,017        19.3
Mats Lillienberg (2)......................................................................       170,000         1.1
Lars-Goran Peterson (2)...................................................................       182,000         1.1
David Simbari (6).........................................................................       175,500         1.1
Geoffrey W. Squire (7)....................................................................        10,000           *
Warburg, Pincus Investors, LP (3)(5)......................................................     8,619,401        49.0
All executive officers and directors as a group (10 persons)..............................    12,879,914        72.5

------------------------

*   Less than 1%.

(1) Beneficial ownership is based on 15,853,312 outstanding shares of Common Stock as of August 13, 1997. In computing the number of shares beneficially owned and the percentage beneficially owned by a person and by all executive officers and directors as a group, shares of Common Stock which may be acquired presently or within the next 60 days by exercise of options, conversion, or otherwise are included.

(2) Represents shares purchased pursuant to the Restricted Stock Program. Mr. Durlow's mailing address is 560 White Plains Road, Tarrytown, New York 10591.

(3) Includes 1,737,350 shares of non-voting Class B Common Stock which Warburg Pincus Investors, LP ("Warburg") has the right to convert into Common Stock currently or within the next 60 days. Warburg also owns 12,088,200 shares of Class B Common Stock, which represents all of the issued and outstanding Class B Common Stock. Warburg's combined holdings of Common Stock and Class B Common Stock represents 67.9% of the Company's outstanding stock.

(4) All of the shares indicated are owned of record by Warburg and are included because of Mr. Janeway's and Mr. Harris's affiliation with Warburg. Messrs. Janeway and Harris disclaim beneficial ownership of these shares, except to the extent of their respective pecuniary interests therein. Messrs. Janeway and Harris's mailing address is 466 Lexington Avenue, 10th Floor, New York, New York 10017.

(5) The sole General Partner of Warburg is Warburg, Pincus & Co. ("WP"), a New York general partnership. E.M. Warburg, Pincus & Co., LLC ("EMWPLLC."), a New York limited liability company, manages Warburg. Lionel I. Pincus is the managing partner of WP and managing member of EMWPLLC and may be deemed to control both WP and EMWPLLC. WP has a 20% interest in the profits of Warburg. Mr. Janeway and Mr. Harris, directors of the Company, are General Partners of WP and members and Managing Directors of EMWPLLC. As such, Mr. Janeway and Mr. Harris may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the

    Securities Exchange Act of 1934, as amended) in an indeterminate portion of the shares beneficially owned by Warburg and WP. The named person's mailing address is 466 Lexington Avenue, 10th Floor, New York, New York 10017.

(6) Includes 175,000 shares subject to options exercisable currently or within the next 60 days. Mr. Simbari's mailing address is 560 White Plains Road, Tarrytown, New York 10591.

(7) Includes 10,000 shares subject to options exercisable currently or within the next 60 days. Mr. Squire's mailing address is Yorktown House, 8 Frimley Road, Camberley, Surrey, GU15 3HS, United Kingdom.

                               EXECUTIVE OFFICERS

    In addition to Mr. Durlow, the Executive Officers of the Company include Lars-Goran Peterson, Per-Olof Ekholtz, Carl Joelsson, Mats Lillienberg, and David J. Simbari.

    Per-Olof Ekholtz, age 49, became an Executive Officer of the Company in June, 1997, and he is currently Vice President-Product Marketing. Mr. Ekholtz joined IMAB in its sales and marketing department in 1992.

    Carl Joelsson, age 53, joined IMAB in 1988 as President of Industri-Matematik Projektledning AB, a subsidiary of IMAB and an indirect subsidiary of the Company, which provides implementation services and support for the Company's customers. Mr. Joelsson was also the project leader for developing System ESS and installing the system at Ahlsell AB. Mr. Joelsson is currently Senior Vice President-Worldwide Service and Support.

    Mats Lillienberg, age 36, joined IMAB in 1984 as a System Analyst responsible for development of enhancements to System ESS products and is currently Senior Vice President-Product Development.

    Lars-Goran Peterson, age 52, joined IMAB in 1992 as a Business Unit Manager and became its Chief Financial Officer in January, 1994. He became the Secretary of the Company in May 1996. From 1982 to 1992, Mr. Peterson was the Chief Financial Officer of AB Calvert & Co., a wholesale distributor of tube and steel. Mr. Peterson is currently Senior Vice President-Finance, Chief Financial Officer, and Secretary of the Company.

    David Simbari, age 42, became Senior Vice President-Worldwide Sales and Marketing of the Company in June 1997. He joined IMAB in 1993 as Sales Director, United States. Before joining the Company, Mr. Simbari worked at Ross Systems, Inc. from 1986 to 1993, where he served most recently as Vice President of North American Sales.

    It is anticipated that all executive officers will be re-elected after the Annual Meeting.

                             EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid to or earned by the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers whose salary and bonus on an annual basis exceeded $100,000 for services rendered to the Company during the fiscal years ended April 30, 1997, and 1996:

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                   COMPENSATION
                                                                      AWARDS
                                              ANNUAL          ----------------------
                                          COMPENSATION(1)     RESTRICTED  SECURITIES      ALL
                                       ---------------------    STOCK     UNDERLYING     OTHER
NAME AND                                SALARY      BONUS     PURCHASES    OPTIONS    COMPENSATION
PRINCIPAL POSITION               YEAR    ($)         ($)      (#)(2)(3)     (#)(2)        ($)
-------------------------------  ----  --------  -----------  ---------   ----------  ------------
Stig G. Durlow                   1997   225,000    183,284(4)                             50,912(5)(6)
Chairman, President,             1996   187,579     86,214(4)  600,000                    49,027(5)(6)
and Chief Executive Officer

Lars-Goran Peterson              1997   113,200     52,886(4)                                   (6)(7)
Senior Vice President-           1996   101,353                192,000                          (6)(7)
Finance, Chief Financial
Officer, and Secretary

Carl Joelsson                    1997   109,000     29,306(4)                             18,114(5)(6)(7)
Senior Vice President-           1996    91,400     21,565(4)   60,000                    18,114(5)(6)(7)
Worldwide Service and
Support

Mats Lillienberg                 1997    95,800     26,444(4)                              7,117(5)(6)(7)
Senior Vice President-           1996    78,300                180,000                     7,214(5)(6)(7)
Product Development

David Simbari                    1997   200,000      211,449                               6,771(9)
Senior Vice President-           1996   200,000      203,652               450,000(8)      4,213(9)
Worldwide Sales
and Marketing

------------------------

(1) Amounts paid in Swedish kronor have been converted into U.S. dollars with respect to salaries at the average exchange rate in effect during each fiscal quarter, and with respect to bonuses and pension contributions at the average exchange rate in effect during each fiscal year.

(2) Adjusted to give effect to the three-for-one stock split effective July
    1996.

(3) Represents shares of Common Stock purchased under the Company's Restricted Stock Program (see, page 8). As of April 30, 1997, the number and value (calculated on the basis of the market price less the consideration paid) of the restricted shares of Common Stock held by the named executive officers was: Mr. Durlow, 600,000 shares, $4,305,000, Mr. Peterson, 192,000 shares, $1,392,000, Mr. Joelsson, 60,000 shares, $435,000, and Mr. Lillienberg, 180,000 shares, $1,305,000.

(4) Includes amounts earned with respect to the specified fiscal year but not paid until the next fiscal year.

(5) Represents a private supplementary pension contribution.

(6) See page 7, "Employment Agreements", for a summary of the terms of the various employment agreements.

(7) Excludes pension contributions made on behalf of these executive officers pursuant to a plan administered by a Swedish national organization. See page 9, "Employee Benefit Plans".

(8) A total of 600,000 options were granted to Mr. Simbari on May 1, 1995, some of which were conditioned on the Company achieving certain fiscal sales targets. 75,000 of such options lapsed prior to vesting on April 30, 1996, and 75,000 of such options lapsed prior to vesting on April 30, 1997, when the sales targets were not met.

(9) Represents matching contributions made by the Company pursuant to its 401(k) plan.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES
                                                                   UNDERLYING             VALUE OF UNEXERCISED
                               SHARES          VALUE          UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS AT
                             ACQUIRED ON      REALIZED       AT FISCAL YEAR END (#)      FISCAL YEAR END ($)(1)
NAME                        EXERCISE (#)       ($)(1)      EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
--------------------------  -------------  --------------  --------------------------  ---------------------------
David J. Simbari..........       10,000          60,088       260,000        440,000      1,885,000     3,190,000

------------------------

(1) Market value of the underlying securities at exercise date or year-end, as the case may be, minus the exercise price.

    No stock options were granted to, and no restricted stock sales were made to, any named executive officer during the last fiscal year.

                             EMPLOYMENT AGREEMENTS

    The Company is party to an employment agreement with Mr. Durlow, which was amended and restated as of May 1, 1996, which provides for an annual salary and bonus based upon the Company's revenues and profitability. The agreement also includes change of control provisions and provides for reimbursement for housing expenses while Mr. Durlow is in the United States. The Company also makes a supplementary pension contribution for Mr. Durlow. The Company is party to employment agreements with its Swedish based named executive officers which provide for an annual salary and bonus and include other provisions that are customary in the Swedish labor market, certain of which also provide for supplementary pension contributions. The Company and Mr. Simbari execute annual compensation agreements which provide for an annual salary and contingent compensation based upon the revenues and profitability of specific portions of the Company's operations. Each of the named executive officers also is entitled to an automobile allowance.

                              CERTAIN TRANSACTIONS

    During the last fiscal year, the Company completed its initial public offering. In connection with that offering and pursuant to a registration and expenses agreement among the Company, Dr. Leimdorfer, and Warburg, 1,200,000 shares owned by Dr. Leimdorfer and 660,000 shares owned by Warburg were registered and sold to the public. Dr. Leimdorfer and Warburg each received $9.30 per share (the offering price net of the underwriters' discount) for their shares. In addition, pursuant to the agreement, if the Company proposes to register any of its securities, Dr. Leimdorfer and Warburg are entitled to notice of such registration and to include shares of Common Stock such registration. They also may require the Company to file registration statements at the Company's expense with respect to their shares and may require the Company to file additional registration statements on Form S-3 at the Company's expense. These rights are subject to certain conditions and limitations, among them the right of the underwriters of an offering under certain circumstances to limit the number of shares included in such registration.

    The Company had a consulting arrangement with Dr. Leimdorfer which expired on October 31, 1996. Pursuant to this arrangement, Dr. Leimdorfer earned base compensation plus contingent compensation based upon the Company achieving certain financial performance targets. Dr. Leimdorfer received $142,000 in fiscal 1997 pursuant to this arrangement.

    On February 21, 1997, the Company loaned $100,000 to Mr. Simbari at an interest rate of 5.55%. The loan was repaid in full, with interest, on June 30, 1997.

                               STOCK OPTION PLAN

    In May 1995, the Company adopted the IMI Stock Option Plan ("Stock Option Plan"), pursuant to which 3,000,000 shares of Common Stock were reserved for issuance upon exercise of options granted to key employees, members of the Company's Board of Directors, consultants, and other advisors of the Company. The Stock Option Plan provides for grants of incentive stock options to key employees (including officers and employee directors) and non-statutory stock options for members of the Board of Directors, consultants, and other advisors of the Company who are not employees of the Company. The Stock Option Plan is administered by the Compensation Committee which determines recipients and types of awards to be granted, including the exercise price, number of shares subject to the award, vesting, and other conditions.

    During the fiscal year ended April 30, 1997, a total of 35,500 options were exercised by 3 people at an average exercise price of $2 per share. As of April 30, 1997, options to purchase an aggregate of 1,044,475 shares of Common Stock were outstanding and held by 25 people, and 1,920,025 shares of Common Stock remained available for future grant. The Stock Option Plan will terminate April 30, 2005, unless terminated sooner by the Board of Directors.

                            RESTRICTED STOCK PROGRAM

    In May 1995, the Company instituted a restricted stock program ("Restricted Stock Program") whereby shares of the Company's Common Stock were purchased by certain key employees of the Company resident in Sweden in exchange for non-recourse promissory notes. The shares were issued through a wholly owned subsidiary of the Company, Software Finance Corporation ("SFC"). Principal on the promissory notes is due either nine or ten years after issuance with interest being due and payable annually, generally at the beginning of each calendar year.

    Under the terms of the Restricted Stock Program, SFC has an option to repurchase the shares issued to each employee provided it pays an annual option price. The exercise price to be paid by SFC upon exercise of a purchase option is the fair market value, provided that if the option to purchase is exercised prior to the end of a stated period, the exercise price is the initial purchase price for a percentage of the shares after the first anniversary of the option agreement, decreasing by 20% each subsequent year, until the exercise price is the fair market value. The annual option price is substantially equal to the interest due on the non-recourse promissory note.

    SFC has the right and obligation to apply against the payment of any principal due on the promissory note any amounts payable by SFC to the recipient of the shares as the exercise price under the Option Agreement. The Company has the ability and intent to prevent the recipients from selling the purchased securities. The Company has not recognized any compensation expense in respect of the restricted stock in its statements of operations since the purchase price of the restricted stock did not differ from the estimated fair market value of the Common Stock on the date of issuance. The restricted stock shares issued under this program and any dividends paid are subject to a pledge and security interest held by SFC.

    Under the Restricted Stock Program, as of April 30, 1997, a total of 1,256,985 shares have been purchased by eight people at an average price of $2.09 per share. No shares were purchased under the Restricted Stock Program during the 1997 fiscal year.

                          EMPLOYEE STOCK PURCHASE PLAN

    In February, 1997, the Board of Directors approved the Industri-Matematik International Corp. 1997 Employee Stock Purchase Plan described below, subject to approval by the shareholders at the Annual Meeting, pursuant to which 600,000 shares of Common Stock were reserved for issuance. In addition to such Plan, the Company intends to adopt similar stock purchase programs in Sweden and the United Kingdom. The Company anticipates issuing approximately 125,000 shares of Common Stock per year pursuant to these plans.

                             EMPLOYEE BENEFIT PLANS

    The Company provides retirement benefits for substantially all employees in the United States and in other locations outside of Sweden. In the United States and the United Kingdom, the Company sponsors defined contribution plans. The Company's Swedish subsidiary, IMAB, has a supplemental defined contribution plan for certain key management. IMAB also participates in several pension plans (non-contributory for employees), which cover substantially all employees of its Swedish operations. The plans are administered by a national organization, Pensionsregistreringsinstitutet, in which most companies in Sweden participate. The level of benefits and actuarial assumptions are established by the national organization and, accordingly, IMAB may not change benefit levels or actuarial assumptions.

             SECTION 16(a) BENEFICAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons. Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that there was compliance with all filing requirements applicable to the Company's executive officers, directors, and greater than 10% beneficial owners.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The duty of the Compensation Committee is to set and administer policies for the Company's compensation programs, which include base and incentive pay plans, stock option and employee stock purchase plans, and other employee benefit plans. The Committee is comprised of three members of the Board of Directors:
Messrs. Durlow and Harris and Dr. Leimdorfer.

    The Compensation Committee of the Board of Directors is directly responsible for making recommendations relating to Mr. Durlow, the Company's President, Chairman, and Chief Executive Officer, and the Company's other executive officers although the Compensation Committee relies upon the recommendations of Mr. Durlow with respect to the executive officers other than him and Lars-Goren Peterson, the Company's Senior Vice President-Finance, Chief Financial Officer, and Secretary. The Compensation Committee also is responsible for administering the Company's Stock Option Plan and Restricted Stock Program. All action taken by the Compensation Committee with respect to the executive officers and the grant of options is ratified by the Board of Directors. Mr. Durlow abstained from any action taken by the Compensation Committee regarding himself.

    The principal policy of the Compensation Committee relating to compensation of the executive officers is to take into account the operating results of the Company as a whole while recognizing the particular contributions of individual officers in attaining overall goals and in carrying out their assigned functions. Base salaries are determined by evaluating the responsibilities associated with their respective positions and the experience of the individuals with reference to salaries paid in the marketplace to others with comparable skills and experience. Bonuses, if paid, are determined on a yearly basis based upon the performance of the Company and the individual in that year. The compensation of certain officers is based upon compensation formulas set forth in written agreements.

    In particular, Mr. Durlow's performance is considered to be reflected in the performance of the Company as a whole and he receives a fixed base salary plus contingent compensation based upon a formula taking into account the revenues and profitability of the Company in each fiscal year. His compensation in the 1997 fiscal year was calculated in accordance with his Amended and Restated Employment Agreement.

                                          Compensation Committee

                                          Stig G. Durlow
                                          Jeffrey A. Harris
                                          Martin Leimdorfer

                        COMPANY STOCK PRICE PERFORMANCE

    The following graph shows a comparison of cumulative total shareholder returns for the Company, the Nasdaq United States and Foreign Stock Index and the Nasdaq Computer and Data Processing Stock Index for the period commencing September 26, 1996, and ending on April 30, 1997.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             COMPANY COMMON STOCK    NASDAQ US & FOREIGN STOCK INDEX   NASDAQ COMPUTER & DATA PROCESSING STOCK INDEX
9/26/96                     $100.00                           $100.00                                         $100.00
4/30/97                      $88.10                           $102.37                                         $108.80

    Cumulative total shareholder returns assume that $100 was invested on September 26, 1997, at the closing sales price in the Company's Common Stock and each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns. The Nasdaq United Stated and Foreign Stock Index and the Nasdaq Computer and Data Processing Stock Index were prepared by the Center for Research in Security Prices.

   APPROVAL OF THE INDUSTRI-MATEMATIK INTERNATIONAL CORP. 1997 EMPLOYEE STOCK
                                 PURCHASE PLAN
                             (ITEM 2 ON PROXY CARD)

    In February, 1997, subject to the approval of the Company's shareholders, the Board of Directors adopted the Industri-Matematik International Corp. 1997 Employee Stock Purchase Plan ("ESPP") and reserved 600,000 shares of the Company's Common Stock for issuance thereunder,. A copy of the ESPP is annexed as Exhibit A.

    The purpose of the ESPP is to promote the success and enhance the value of the Company by providing eligible employees of the Company and its participating subsidiaries with the opportunity to purchase shares of Common Stock through payroll deductions at a discount from market value. The Company also believes that the ESPP will assist the Company in attracting and retaining employees of outstanding competence in the highly competitive labor markets in which the Company competes. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended ("Code").

    If a quorum is present or represented at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting is required to approve the ESPP, provided that abstentions and shares held by brokers that are present or represented but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining the quorum but will have no effect on the vote.

GENERAL

    The ESPP is administered by a Plan Administrator appointed by the Board of Directors. The current Plan Administrator is Lars-Goran Peterson, the Company's Senior Vice President-Finance, Chief Financial Officer, and Secretary.

    Subject to the terms of the ESPP, the Plan Administrator has all discretion and authority necessary or appropriate to control and manage the operation and administration of the ESPP, including the power to designate the subsidiaries of the Company whose employees will be permitted to participate in the ESPP. The Plan Administrator may make whatever rules, interpretations, and computations and take any other actions to administer the ESPP that he considers appropriate to promote the Company's best interests and to ensure that the ESPP remains qualified under Section 423 of the Code. The Plan Administrator, in his sole discretion, may amend or terminate the ESPP at any time.

COMMON STOCK SUBJECT TO THE ESPP

    A maximum of 600,000 shares of Common Stock are available for issuance under the ESPP. In the event of any stock split or other change in the capital structure of the Company, the Plan Administrator will make such adjustments, if any, as he deems appropriate in the number, kind, and purchase price of the shares available for purchase under the ESPP.

ELIGIBILITY

    Employees of the Company and its participating subsidiaries except those who are normally scheduled to work less than 20 hours per week or 5 months during a calendar year or who have the right to acquire 5% or more of the voting stock of the Company or of any subsidiary of the Company are eligible to participate in the ESPP. As of June 30, 1997, 104 employees were participating in the ESPP.

ENROLLMENT AND CONTRIBUTIONS

    Eligible employees voluntarily elect whether or not to enroll in the ESPP. Employees join for purchase periods of two years (although the first purchase period commenced February 26, 1997, and will end on December 31, 1998). Employees who have joined the ESPP automatically are re-enrolled for additional two year purchase periods, provided that an employee may cancel his or her enrollment at any time. The Plan Administrator is authorized to change the duration of future purchase periods, but no purchase period may last longer than 27 months. Employees contribute to the ESPP through payroll deductions.

PURCHASE OF SHARES

    On the last day of each six month accrual period, each participating employee's payroll deductions are used to purchase shares of Common Stock for the employee. The price of the shares purchased will be 85% of the lower of (i) the market value of the Common Stock on the first business day of the purchase period or (ii) the market value of the Common Stock on the last business day of the accrual period. Market value under the ESPP means the closing price of the Common Stock on the Nasdaq national market for the day in question. Each employee may purchase up to 500 shares of Common Stock in each accrual period, and no employee may invest more than $21,250 in Common Stock through the ESPP in any calendar year.

TERMINATION OF PARTICIPATION

    Participation in the ESPP terminates when a participating employee's employment with the Company ceases for any reason, the employee withdraws from the ESPP, or the ESPP is terminated or amended so that the employee no longer is eligible to participate.

TAX INFORMATION

    Based on management's understanding of current Federal income tax laws, the Federal tax consequences of the purchase of shares of Common Stock through the ESPP are as follows:

    A participating employee will not have taxable income when the shares of Common Stock are purchased, but the employee generally will have taxable income when the employee sells or otherwise disposes of Common Stock purchased through the ESPP.

    For shares which are disposed of more than two years after the first day of the applicable purchase period and more than one year from the exercise date ("Holding Period"), gain up to the amount of the discount from the market price of the Common Stock on the first day of the purchase period is taxed as ordinary income. Any additional gain above that amount is taxed at long-term capital gain rates. If, after the Holding Period, the employee sells the shares for less than the purchase price, the difference is a long-term capital loss. Shares sold within the Holding Period are taxed at ordinary income rates on the amount of discount received from the Common Stock's market price on the exercise date. Any additional gain (or loss) is taxed to the employee as long-term or short-term capital gain (or loss). The purchase date begins the holding period for determining whether the gain (or loss) is short-term or long-term.

    The Company will receive a deduction for Federal income tax purposes for the ordinary income an employee must recognize when he or she disposes of stock purchased under the ESPP within the Holding Period. The Company will not receive such a deduction for shares disposed of after the Holding Period.

    The foregoing summary of the effect of Federal income taxation upon the participating employee and the Company with respect to the purchase of shares under the ESPP does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of state or local income tax laws or laws of any foreign country in which the participant may reside.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                             (ITEM 3 ON PROXY CARD)

    The Board of Directors selects the Company's independent auditors on an annual basis for each ensuing fiscal year, to serve at the discretion of the Board of Directors. The Board of Directors, upon the recommendation of the Audit Committee, has selected Ohrlings Coopers & Lybrand, AB, as the Company's independent auditors for fiscal year 1998. Ohrlings Coopers & Lybrand, AB has audited the financial statements of the Company since fiscal year 1994, and the Board of Directors considers the firm to be well qualified. No representative of Ohrlings Coopers & Lybrand, AB will be present at the Annual Meeting.

    If a quorum is present or represented at the Annual Meeting, the affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required to ratify the appointment of Ohrlings Coopers & Lybrand, AB as the Company's independent auditors, provided that abstentions and shares held by brokers that are present or represented but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining the quorum but will have no effect on the vote.

                                 OTHER BUSINESS

    The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated herein and in the Notice of 1997 Annual Meeting attached hereto. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters as directed by the Board of Directors.

        SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

    Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders of the Company (i) must be received by the Company at its offices no later than April 30, 1998, and (ii) must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's Proxy Statement for that meeting.

                               PROXY SOLICITATION

    In addition to soliciting shareholders by mail, the Company will request banks, brokerage houses, and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of the shares of Common Stock held of record by such persons and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in doing so. The Company may use the services of its officers, directors, and others, including professional proxy solicitors, to solicit proxies, personally or by telephone. The cost of soliciting proxies will be borne by the Company.

                                         By Order of the Board of Directors,

                                         Lars-Goran Peterson,
                                         SECRETARY

                                                                       EXHIBIT A

                     INDUSTRI-MATEMATIK INTERNATIONAL CORP.
                       1997 EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE I
                                    PURPOSE

    The purpose of the Industri-Matematik International Corp. 1997 Employee Stock Purchase Plan is to provide employees of Industri-Matematik International Corp. and its subsidiaries with an opportunity to purchase Industri-Matematik International Corp. Common Stock pursuant to an "employee stock purchase plan" meeting the requirements set forth in Section 423 of the Internal Revenue Code of 1986.

                                   ARTICLE II
                                  DEFINITIONS

    2.1. The following capitalized terms used in this Employee Stock Purchase Plan shall have the meanings set forth in this Section 2.1.

    Accrual Period shall mean a period of six months, commencing on January 1 and July 1 of each year, and terminating on the next following June 30 or December 31, respectively, provided that the first Accrual Period shall commence on the Effective Date and shall end on June 30, 1997.

    Board shall mean the Board of Directors of the Company.

    Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

    Common Stock shall mean the Common Stock, $.01 par value, of the Company.

    Company shall mean Industri-Matematik International Corp., a Delaware corporation.

    Compensation shall mean an Employee's total compensation paid by the Company or one or more Designated Subsidiaries, including such amounts as are deferred by the Employee (a) under a qualified cash or deferred arrangement described in
Section 401(k) of the Code or (b) pursuant to a plan qualified under Section 125 of the Code.

    Corporate Transaction shall mean any of the following shareholder approved transactions to which the Company is a party: (a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated, (b) the sale, transfer, or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's Subsidiaries) in connection with the complete liquidation or dissolution of the Company, or (c) any reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons other than those who held such securities immediately prior to such merger.

    Current Accrual Period shall mean any Accrual Period which ends in a then current calendar year.

    Designated Subsidiaries shall mean the Subsidiaries which have been designated by the Plan Administrator from time to time as eligible to participate in the Plan.

    Effective Date shall mean February 26, 1997, provided that if a Designated Subsidiary becomes a participating company in the Plan after such date, the Plan Administrator shall designate a separate Effective Date with respect to such Subsidiary's Employee Participants.

    Employee shall mean any individual, including an officer or director, who is an employee of the Company or a Designated Subsidiary, provided that for purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the individual's employer. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave for purposes of determining eligibility to participate in the Plan.

    Enrollment Date shall mean the first day of each Purchase Period.

    Exchange Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

    Exercise Date shall mean the last day of each Accrual Period.

    Fair Market Value on a specified day shall mean the closing price for a share of Common Stock for the last market trading day prior to the time of the determination on the Nasdaq National Market (or if the Common Stock is listed on another national stock exchange, on that stock exchange) or, if no closing price was reported on that date, on the last trading date on which a closing price was reported, as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable.

    Participant shall mean an Employee of the Company or Designated Subsidiary who is participating in the Plan.

    Plan shall mean this Industri-Matematik International Corp. 1997 Employee Stock Purchase Plan.

    Plan Administrator shall mean the person or persons appointed by the Board who is responsible for the administration of the Plan.

    Purchase Period shall mean a purchase period established pursuant to Article IV hereof.

    Purchase Price shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

    Reserves shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

    Rule 16b-3 shall mean Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

    Subsidiary shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

    2.2. When used in this Plan, unless the context clearly indicates to the contrary, the masculine gender shall include the feminine and neuter genders and the singular shall include the plural, and if a defined term is intended, it shall be capitalized.

                                  ARTICLE III
                                  ELIGIBILITY

    3.1. Any individual who is an Employee on a given Enrollment Date shall be eligible to participate in the Plan for the Purchase Period commencing with such Enrollment Date. Members of the Board who are eligible Employees are permitted to participate in the Plan except to the extent limited by Section 3.3.

    3.2. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (a) if, immediately after the grant, such Employee (taking into account stock owned by any other person whose Common Stock would be attributed to such Employee pursuant to Section 424(d) of the
Code) would own Common Stock and/or hold outstanding options to purchase Common Stock possessing 5% or more of the total combined voting power or value of all classes of Common Stock of the Company or of a Subsidiary or (b) which permits his rights to purchase shares of capital stock of the Company under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds

$25,000 worth of capital stock of the Company (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

    3.3. Notwithstanding the provisions of Section 3.1, the following Employees shall not be eligible to participate in the Plan for any relevant Purchase
Period: (a) Employees whose customary employment is 20 hours or less per week,
(b) Employees whose customary employment is for not more than 5 months in any calendar year, (c) Employees who were not employed at the start of the latest Purchase Period, and (d) Employees who are subject to rules or laws of a foreign jurisdiction that prohibit or make impractical the participation of such Employees in the Plan.

                                   ARTICLE IV
                                PURCHASE PERIODS

    4.1. The Plan shall be implemented through overlapping or consecutive Purchase Periods until such time as (a) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (b) the Plan shall have been sooner terminated in accordance with Article XVIII. The maximum duration of a Purchase Period shall be 27 months. Initially, the Plan shall be implemented through overlapping Purchase Periods of 24 months commencing each January 1 and July 1 following the Effective Date (except that the initial Purchase Period shall commence on the Effective Date and shall end on December 31, 1998). The Plan Administrator shall have the authority to change the length of any Purchase Period, to change the length of Accrual Periods within any Purchase Period subsequent to the initial Purchase Period, and to determine whether subsequent Purchase Periods shall be consecutive or overlapping by announcement at least 30 days prior to the commencement of the Purchase Period.

    4.2. A Participant shall be granted a separate option for each Purchase Period in which he participates. Options shall be granted on the Enrollment Date and shall be automatically exercised in successive installments on the Exercise Dates within the Purchase Period.

    4.3. An Employee may participate in only one Purchase Period at a time. Accordingly, except as provided in Section 4.4, an Employee who wishes to join a new Purchase Period must withdraw from the current Purchase Period in which he is participating and enroll in the new Purchase Period prior to the Enrollment Date for that Purchase Period, provided the Participant is eligible to participate in the Plan on that date and has not elected to terminate participation in the Plan.

    4.4. If, on the first day of any Accrual Period in a Purchase Period in which a Participant is participating, the Fair Market Value of the Common Stock is less than the Fair Market Value of the Common Stock on the Enrollment Date of the Purchase Period (after taking into account any adjustment during the Purchase Period pursuant to Section 17.1), the Purchase Period shall be terminated automatically and the Participant shall be enrolled automatically in the new Purchase Period which has its first Accrual Period commencing on that date, provided the Participant is eligible to participate in the Plan on that date and has not elected to terminate participation in the Plan.

    4.5. Except as specifically provided in the Plan, the acquisition of Common Stock through participation in the Plan in any Purchase Period shall neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Purchase Period.

                                   ARTICLE V
                                 PARTICIPATION

    5.1. An eligible Employee may become a Participant in the Plan by completing a subscription agreement which either authorizes payroll deductions or elects such other payment plan as may be established by the Plan Administrator from time to time in a form authorized by the Plan Administrator and filing it with the designated payroll office of the Company at least 10 business days prior to the Enrollment Date for the Purchase Period in which such participation will commence, unless a later time for filing the subscription agreement is set by the Plan Administrator for all eligible Employees with respect to a given Purchase Period, provided that the time for filing with respect to the initial Enrollment Date will be fixed by the Plan Administrator.

    5.2. Payroll deductions for a Participant, if applicable, shall commence with the first payroll period following the Enrollment Date and shall end on the last complete payroll period during the Purchase Period, unless sooner terminated by the Participant as provided in Article VI, provided that the commencement date for payroll deductions following the initial Enrollment Date will be fixed by the Plan Administrator.

                                   ARTICLE VI
                PAYROLL DEDUCTIONS OR OTHER PARTICIPANT PAYMENTS

    6.1. At the time a Participant files his subscription agreement, he shall elect to have payroll deductions made during the Purchase Period from the Compensation which he receives during the Purchase Period, unless the Plan Administrator has authorized, and the Participant has elected, another form of payment.

    6.2. All payroll deductions made for a Participant or other elected forms of payment authorized by the Plan Administrator and made by a Participant shall be credited to his account under the Plan. Payroll deductions will be withheld in whole percentages only.

    6.3. A Participant may discontinue his participation in the Plan as provided in Sections 6.5 and 6.6 or may change the rate of his payroll deductions or other form of payment authorized by the Plan Administrator during the Purchase Period by completing and filing with the Company a new subscription agreement authorizing such change. A change in payroll deduction rate shall be effective with the first full payroll period commencing 10 business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change more quickly. The Plan Administrator shall be authorized to limit the number of payroll deduction rate changes or changes in other forms of payment during any Purchase Period.

    6.4. Notwithstanding the provisions of Section 6.3, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3.2 herein, a Participant's payroll deductions or other form of payment authorized by the Plan Administrator may be decreased to 0% at such time during any Current Accrual Period as the aggregate of all payroll deductions and payments which were previously used to purchase Common Stock under the Plan in a prior Accrual Period which ended during the calendar year of the Current Accrual Period plus all payroll deductions and other payments accumulated with respect to the Current Accrual Period equal $21,250. Payroll deductions and other forms of payment authorized by the Plan Administrator shall recommence at the rate provided in such Participant's subscription agreement at the beginning of the first Accrual Period which is scheduled to end in the following calendar year, unless the Participant elects another form of payment authorized by the Plan Administrator or discontinues participation in the Plan.

    6.5. A Participant may withdraw all but not less than all the payroll deductions and other payments made which were credited to his account and not yet used to exercise his option under the Plan at any time by giving written notice to the Company in a form authorized by the Plan Administrator. All of the Participant's payroll deductions and other payments credited to his account will be paid to such Participant as promptly as practicable after receipt of notice of withdrawal, such Participant's option for the Purchase Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made or payments accepted during the Purchase Period. If a Participant withdraws from a Purchase Period, payroll deductions and other forms of payment will not resume at the beginning of the succeeding Purchase Period unless the Participant delivers to the Company a new subscription agreement.

    6.6. Upon a Participant's ceasing to be an Employee for any reason, the payroll deductions and other payments credited to such Participant's account during the Purchase Period but not yet used to exercise an option will be returned to such Participant or, in the case of his death, to the person or persons entitled thereto under Article XIII, and such Participant's option will be automatically terminated.

                                  ARTICLE VII
                                GRANT OF OPTION

    On the Enrollment Date, each Participant in such Purchase Period shall be granted an option to purchase on each Exercise Date during such Purchase Period (at the applicable Purchase Price) up to a number of shares of the Common Stock determined by dividing such Participant's payroll deductions or other payments authorized by the Plan Administrator accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price, provided that such purchase shall be subject to the limitations set forth in Sections 3.2 and 11.1. Exercise of the option shall occur as provided in Article VIII, unless the Participant has withdrawn pursuant to
Section 6.5, and the option, to the extent not exercised, shall expire on the last day of the Purchase Period.

                                  ARTICLE VIII
                               EXERCISE OF OPTION

    8.1. Unless a Participant withdraws from the Plan as provided in Section 6.5 or his option is terminated as provided in Section 6.6, his option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated amounts in his account. No fractional shares will be purchased; any amounts accumulated in a Participant's account which are not sufficient to purchase a full share shall be carried over to the next Accrual Period or Purchase Period, whichever applies, or returned to the Participant, if the Participant withdraws from the Plan. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by him.

    8.2. The maximum number of shares of Common Stock a Participant shall be permitted to purchase in any Accrual Period shall be 500, subject to adjustment as provided in Article XVII.

                                   ARTICLE IX
                                    DELIVERY

    Upon receipt of a request from a Participant after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to such Participant, as promptly as practicable, of a certificate representing the shares of Common Stock purchased upon exercise of his option.

                                   ARTICLE X
                                    INTEREST

    No interest shall accrue on the payroll deductions or other amounts credited to a Participant's account under the Plan.

                                   ARTICLE XI
                                     STOCK

   11.1. The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 600,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Article XVII. If on a given Exercise Date the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Plan Administrator shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

   11.2. A Participant will have no interest or voting right in shares of Common Stock covered by his option until such shares of Common Stock are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date of such purchase.

   11.3. Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or, if requested in writing, in the name of the Participant and his spouse.

                                  ARTICLE XII
                                 ADMINISTRATION

   12.1. The Plan shall be administered by one or more persons appointed by the Board. The Plan Administrator appointed by the Board shall have full and exclusive discretionary authority to construe, interpret, and apply the terms of the Plan, to determine eligibility, and to adjudicate all disputed claims filed under the Plan. Every finding, decision, and determination made by the Plan Administrator appointed by the Board, to the full extent permitted by law, shall be final and binding upon all persons.

   12.2. Notwithstanding the provisions of Section 12.1, in the event that Rule 16b-3 provides specific requirements for the administrators of plans of this type, the Plan shall be administered only by such a body or person and in such a manner as shall comply with the applicable requirements of Rule 16b-3.

                                  ARTICLE XIII
                           DESIGNATION OF BENEFICIARY

   13.1. Each Participant will file a written designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant's account under the Plan in the event of such Participant's death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

   13.2. Such beneficiary designation may be changed by the Participant (and his spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Plan Administrator), the Plan Administrator, in its discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent, or relative is known to the Plan Administrator, then to such other person as the Plan Administrator may designate.

                                  ARTICLE XIV
                                TRANSFERABILITY

    Neither payroll deductions or other deposits credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Article XIII) by the Participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that the Plan Administrator may treat such act as an election to withdraw funds from a Purchase Period in accordance with Section 6.5.

                                   ARTICLE XV
                                  USE OF FUNDS

    All payroll deductions or other deposits received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or other deposits.

                                  ARTICLE XVI
                                    REPORTS

    Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions and other deposits, the Purchase Price, the number of shares purchased, and the remaining cash balance, if any.

                                  ARTICLE XVII
     ADJUSTMENTS UPON CHANGES IN CAPITALIZATION AND CORPORATE TRANSACTIONS

   17.1. Subject to any required action by the shareholders of the Company, the Reserves, as well as the Purchase Price, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Such adjustment shall be made by the Plan Administrator, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided in this Section 17.1, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option. The Plan Administrator, if it so determines in the exercise of its sole discretion, may make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of its outstanding Common Stock.

   17.2. In the event of a proposed Corporate Transaction, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Plan Administrator determines, in the exercise of his sole discretion and in lieu of such assumption or substitution, to shorten the Purchase Period then in progress by setting a new Exercise Date. If the Plan Administrator shortens the Purchase Period then in progress in lieu of assumption or substitution in the event of a Corporate Transaction, the Plan Administrator shall notify each Participant in writing, at least 10 days prior to the new Exercise Date, that the Exercise Date for his option has been changed to the new Exercise Date and that his option will be exercised automatically on the new Exercise Date unless prior to such date he has withdrawn from the Purchase Period as provided in Section 6.5. For purposes of this Section 17.2, an option granted under the Plan shall be deemed to be assumed if, following the Corporate Transaction, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each share of Common Stock held on the effective date of the Corporate Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock), provided that if such consideration received in the Corporate Transaction was not solely common stock of the successor corporation or its parent, the Plan Administrator, with the consent of the successor corporation and the Participant, may provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction.

                                 ARTICLE XVIII
                            AMENDMENT OR TERMINATION

   18.1. The Plan Administrator, at any time and for any reason, may terminate or amend the Plan. Except as provided in Article XVII, such termination cannot affect options previously granted, provided that a Purchase Period may be terminated by the Plan Administrator on any Exercise Date if the Plan

Administrator determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in Article XVII, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Rule 16b-3 or Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

   18.2. Without shareholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Plan Administrator shall be entitled to change the Purchase Periods, limit the frequency and/or number of changes in the amount withheld during Purchase Periods, make available or terminate alternative Participant payment options, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish additional terms, conditions, rules, or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation or otherwise paid by the Participant, and establish such other limitations or procedures as the Plan Administrator in its sole discretion determines advisable and which are consistent with the Plan.

                                  ARTICLE XIX
                                    NOTICES

    All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Plan Administrator at the location, or by the person, designated by the Plan Administrator for the receipt thereof.

                                   ARTICLE XX
               CONDITIONS UPON ISSUANCE OF SHARES OF COMMON STOCK

    Shares of Common Stock shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

                                  ARTICLE XXI
                                  TERM OF PLAN

    The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company and it shall continue in effect for a term of 10 years unless sooner terminated under Article XVIII.

                                  ARTICLE XXII
                     ADDITIONAL RESTRICTIONS OF RULE 16B-3

    The terms and conditions of options granted under the Plan to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and the shares of Common Stock issued upon exercise of an option granted under the Plan shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                                 ARTICLE XXIII
                              SHAREHOLDER APPROVAL

    Continuance of the Plan shall be subject to approval by the shareholders of the Company within 12 months after the date the Plan is adopted by the Board. If such shareholder approval is obtained at a duly held shareholders' meeting, the Plan must be approved by a majority of the votes cast at such shareholders' meeting at which a quorum representing a majority of all outstanding voting stock of the Company, either in person or by proxy, is present and voting on the Plan. However, approval at a meeting may be obtained by a lesser degree of shareholder approval if the Plan Administrator, in its discretion after consultation with the Company's legal counsel, determines that such a lesser degree of shareholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 423 of the Code.

                                  ARTICLE XXIV
                              NO EMPLOYMENT RIGHTS

    The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares of Common Stock under the Plan, or create in any Employee or class of employees any right with respect to continuation of employment by the Company or a Designated Subsidiary, and it shall not be deemed to interfere in any way with such employer's right to terminate, or otherwise modify, an Employee's employment at any time.

                                  ARTICLE XXV
                                 EFFECT OF PLAN

    The provisions of the Plan, in accordance with its terms, shall be binding upon and inure to the benefit of each Participant and his distributees, personal representatives, executors, and administrators, and any receiver, trustee in bankruptcy, or representative of creditors of such Participant.

                                  ARTICLE XXVI
                          INFORMATION TO PARTICIPANTS

    The Company shall provide to each Participant, during the period for which such Participant has an option outstanding, copies of all annual reports and other information which is provided to all shareholders of the Company.

                                 ARTICLE XXVII
                                 APPLICABLE LAW

    The laws of the state of Delaware will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

PROXY                          DETACH HERE

                   INDUSTRI-MATEMATIK INTERNATIONAL CORP.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Stig G. Durlow and Lars-Goran Peterson, or either of them, as attorneys of the undersigned with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Industri-Matematik International Corp., to be held at the Grand Hyatt New York, Park Avenue and Grand Central Station, New York, New York, on Thursday, October 9, 1997, at 2:00 p.m., local time, and at any continuation or adjournment thereof, with all the powers which the undersigned might have if personally present at the meeting.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated August 28, 1997, and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and by filing this Proxy with the Secretary of the Company, gives notice of such revocation.

    WHERE NO CONTRARY CHOICE IS INDICATED BY THE SHAREHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED FOR SUCH PROPOSALS AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

                          TO BE SIGNED ON REVERSE SIDE          SEE REVERSE SIDE

                                  DETACH HERE

/X/  Please mark votes as in this example.

     PLEASE COMPLETE, DATE, SIGN, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING:

     1.   Election of Directors:

     NOMINEES: Stig G. Durlow, Jeffrey A. Harris, William H. Janeway, Martin Leimdorfer, and Geoffrey W. Squire.

         FOR ALL            WITHHELD FROM ALL

          / /                      / /

          / / ______________________________________________
          FOR ALL NOMINEES EXCEPT AS NOTED ON THE LINE ABOVE

                                                     FOR    AGAINST    ABSTAIN
     2.   To approve the Industri-Matematik          / /      / /        / /
          International Corp. 1997 Employee Stock
          Purchase Plan.

     3.   To ratify the selection of Ohrlings,       / /      / /        / /
          Coopers & Lybrand, AB as independent
          auditors for the fiscal year ending
          April 30, 1998.

     4. To transact such other business as may properly come before the meeting.


     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  /  /

     Please date and sign exactly as your name or names appear hereon. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.


Signature:              Date:            Signature:                Date:
          -----------        ---------             -------------        --------